CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders of
Ecology Coatings, Inc.

We have issued our report dated December 22, 2009 accompanying the consolidated financial statements included in the annual report of Ecology Coatings, Inc. and Subsidiary on Form 10-K for the year ended September 30, 2009.  We hereby consent to incorporation by reference of said report in the Registration Statement of Ecology Coatings, Inc. on Form S-8 (File No. 333-91436) effective April 9, 2009.

/s/ UHY LLP
Southfield, Michigan
December 22, 2009